Exhibit 99.1

Item 1.	Financial Statements

Meredith Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

Assets	September 30, 2015	June 30, 2015
(In thousands)
Current assets
Cash and cash equivalents	$29,940	$22,833
Accounts receivable, net	278,199	284,646
Inventories	24,192	24,681
Current portion of subscription acquisition costs	133,696	122,350
Current portion of broadcast rights	14,929	4,516
Other current assets	39,096	23,505
Total current assets	520,052	482,531
Property, plant, and equipment	520,318	527,622
Less accumulated depreciation	(316,824)	(313,886)
Net property, plant, and equipment	203,494	213,736
Subscription acquisition costs	113,075	103,842
Broadcast rights	5,745	1,795
Other assets	70,664	67,750
Intangible assets, net	967,688	972,382
Goodwill	998,260	1,001,246
Total assets	$2,878,978	$2,843,282

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt	$65,625	$62,500
Current portion of long-term broadcast rights payable	15,139	4,776
Accounts payable	96,946	93,944
Accrued expenses and other liabilities	144,223	163,655
Current portion of unearned subscription revenues	214,968	206,126
Total current liabilities	536,901	531,001
Long-term debt	753,750	732,500
Long-term broadcast rights payable	7,112	2,998
Unearned subscription revenues	158,629	151,221
Deferred income taxes	313,156	311,645
Other noncurrent liabilities	163,037	162,067
Total liabilities	1,932,585	1,891,432
Shareholders' equity
Series preferred stock	—	—
Common stock	37,685	37,657
Class B stock	6,949	6,963
Additional paid-in capital	55,396	49,019
Retained earnings	861,220	870,859
Accumulated other comprehensive loss	(14,857)	(12,648)
Total shareholders' equity	946,393	951,850
Total liabilities and shareholders' equity	$2,878,978	$2,843,282

See accompanying Notes to Condensed Consolidated Financial Statements.

Meredith Corporation and Subsidiaries

Condensed Consolidated Statements of Earnings

(Unaudited)

Three months ended September 30,	2015	2014
(In thousands except per share data)
Revenues
Advertising	$218,670	$218,031
Circulation	72,175	65,885
All other	93,821	87,268
Total revenues	384,666	371,184
Operating expenses
Production, distribution, and editorial	153,178	141,887
Selling, general, and administrative	187,396	163,676
Depreciation and amortization	15,080	12,769
Total operating expenses	355,654	318,332
Income from operations	29,012	52,852
Interest expense, net	(5,313)	(4,242)
Earnings before income taxes	23,699	48,610
Income taxes	(12,670)	(19,245)
Net earnings	$11,029	$29,365

Basic earnings per share	$0.25	$0.66
Basic average shares outstanding	44,612	44,459

Diluted earnings per share	$0.24	$0.65
Diluted average shares outstanding	45,366	45,157

Dividends paid per share	$0.4575	$0.4325

See accompanying Notes to Condensed Consolidated Financial Statements.

Meredith Corporation and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(Unaudited)

Three months ended September 30,	2015	2014
(In thousands)
Net earnings	$11,029	$29,365
Other comprehensive income, net of income taxes
Pension and other postretirement benefit plans activity	(1)	42
Unrealized gain (loss) on interest rate swaps	(2,208)	777
Other comprehensive income (loss), net of income taxes	(2,209)	819
Comprehensive income	$8,820	$30,184

See accompanying Notes to Condensed Consolidated Financial Statements.

Meredith Corporation and Subsidiaries

Condensed Consolidated Statement of Shareholders' Equity

(Unaudited)

(In thousands except per share data)	Common Stock - $1 par value	Class B Stock - $1 par value	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance at June 30, 2015	$37,657	$6,963	$49,019	$870,859	$(12,648)	$951,850
Net earnings	—	—	—	11,029	—	11,029
Other comprehensive loss, net of income taxes	—	—	—	—	(2,209)	(2,209)
Shares issued under incentive plans, net of forfeitures	136	—	4,890	—	—	5,026
Purchases of Company stock	(122)	—	(5,616)	—	—	(5,738)
Share-based compensation	—	—	5,850	—	—	5,850
Conversion of Class B to common stock	14	(14)	—	—	—	—
Dividends paid
Common stock	—	—	—	(17,489)	—	(17,489)
Class B stock	—	—	—	(3,179)	—	(3,179)
Tax benefit from share-based awards	—	—	1,253	—	—	1,253
Balance at September 30, 2015	$37,685	$6,949	$55,396	$861,220	$(14,857)	$946,393

 See accompanying Notes to Condensed Consolidated Financial Statements.

Meredith Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

Three months ended September 30,	2015	2014
(In thousands)
Cash flows from operating activities
Net earnings	$11,029	$29,365
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation	10,296	9,239
Amortization	4,784	3,530
Share-based compensation	5,850	4,646
Deferred income taxes	6,427	7,326
Amortization of broadcast rights	4,209	4,106
Payments for broadcast rights	(4,040)	(3,906)
Fair value adjustments to contingent consideration	(1,000)	—
Excess tax benefits from share-based payments	(1,356)	(3,982)
Changes in assets and liabilities	(33,370)	(39,178)
Net cash provided by operating activities	2,829	11,146
Cash flows from investing activities
Additions to property, plant, and equipment	(1,840)	(1,936)
Proceeds from disposition of assets	1,767	—
Net cash used in investing activities	(73)	(1,936)
Cash flows from financing activities
Proceeds from issuance of long-term debt	47,500	45,000
Repayments of long-term debt	(23,125)	(38,125)
Dividends paid	(20,668)	(19,393)
Purchases of Company stock	(5,738)	(17,012)
Proceeds from common stock issued	5,026	10,088
Excess tax benefits from share-based payments	1,356	3,982
Net cash provided by (used in) financing activities	4,351	(15,460)
Net increase (decrease) in cash and cash equivalents	7,107	(6,250)
Cash and cash equivalents at beginning of period	22,833	36,587
Cash and cash equivalents at end of period	$29,940	$30,337

See accompanying Notes to Condensed Consolidated Financial Statements.

Meredith Corporation and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1. Summary of Significant Accounting Policies

Basis of Presentation—The condensed consolidated financial statements include the accounts of Meredith Corporation and its wholly owned subsidiaries (Meredith or the Company), after eliminating all significant intercompany balances and transactions. Meredith does not have any off-balance sheet arrangements. The Company's use of special-purpose entities is limited to Meredith Funding Corporation, whose activities are fully consolidated in Meredith's condensed consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America (GAAP) for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements, which are included in Meredith's Annual Report on Form 10-K for the year ended June 30, 2015, filed with the SEC.

The condensed consolidated financial statements as of September 30, 2015, and for the three months ended September 30, 2015 and 2014, are unaudited but, in management's opinion, include all normal, recurring adjustments necessary for a fair presentation of the results of interim periods. The year-end condensed consolidated balance sheet data as of June 30, 2015, were derived from audited financial statements, but do not include all disclosures required by GAAP. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

Adopted Accounting Pronouncements—In September 2015, the Financial Accounting Standards Board (FASB) issued guidance simplifying the accounting for measurement-period adjustments related to business combinations. The new guidance removes the requirement to restate prior periods to reflect adjustments made to provisional amounts. Rather, adjustments to the provisional amounts are to be recognized in the reporting period they are identified. In the period of adjustment, the portion that would have been recorded in a previous reporting period is to be presented separately on the face of the income statement or disclosed in the notes. Prospective adoption of the guidance is effective for fiscal years beginning after December 15, 2015, with early adoption permitted. The Company adopted this guidance in the first quarter of fiscal 2016. The adoption of this guidance requires a change in the format of disclosure only and it did not have an impact on our results of operations or cash flows.

2. Pending Merger Transaction

On September 7, 2015, the Company and Media General, Inc. (Media General) entered into a definitive merger agreement under which the companies will combine to form Meredith Media General. Under the terms of the merger agreement, Media General will acquire all of the outstanding common stock of the Company in a cash and stock transaction in which each share of Meredith common stock and Class B common stock will be converted into the right to receive $34.57 in cash and 1.5214 shares of Meredith Media General voting common stock. Upon closing, it is estimated that Media General shareholders will own 65 percent and Meredith shareholders will own 35 percent of the fully-diluted shares of Meredith Media General.

The transaction has been approved by the Boards of Directors of the Company and Media General. It is anticipated that stations in six overlapping markets will be swapped or otherwise divested to address regulatory considerations. As set forth in the merger agreement, the closing of the merger agreement is subject to certain customary conditions, including but not limited to, approval from the Federal Communications Commission (FCC), clearance under the Hart-Scott-Rodino antitrust act, the absence of legal barriers to the closing of the merger, adoption of the agreement by the shareholders of Meredith and of Media General, and certain customary third party consents. The Company and Media General will hold special shareholder meetings to vote on the merger. The merger is expected to close by June 30, 2016. The Company incurred $12.7 million of investment banking, legal, accounting, and other professional fees and expenses in the first quarter of fiscal 2016 related to the pending merger. These costs are included in the selling, general, and administrative line in the Consolidated Statements of Earnings. The limited tax deductibility of certain of these merger-related expenses also caused an increase in the fiscal 2016 first quarter effective tax rate. For more information concerning the merger, refer to the Current Report on Form 8-K filed with the SEC on September 9, 2015.

3. Acquisitions

On October 31, 2014, Meredith acquired WGGB, the ABC affiliate in Springfield, Massachusetts. On December 19, 2014, Meredith acquired WALA, the FOX affiliate in Mobile, Alabama-Pensacola, Florida.

Effective November 1, 2014, Meredith completed its acquisition of Martha Stewart Living magazine and its related digital assets (collectively Martha Stewart Living Media Properties). In addition, Meredith entered into a 10-year licensing arrangement with Martha Stewart Living Omnimedia (MSLO) for the licensing of the Martha Stewart Living trade name. The acquired business operations include sales and marketing, circulation, production, and other non-editorial functions. Meredith sources editorial content from MSLO.

On November 13, 2014, Meredith acquired 100 percent of the membership interests in MyWedding, LLC (Mywedding). Mywedding operates mywedding.com, one of the top wedding websites in the U.S., providing couples with a complete wedding planning product suite.

On December 30, 2014, Meredith acquired 100 percent of the outstanding stock of Selectable Media, Inc. (Selectable Media), a leading native and engagement-based digital advertising company. During the first quarter of fiscal 2016, the provisional amounts recorded to goodwill were decreased $2.9 million with a corresponding increase to deferred income taxes based on an updated valuation report and other fair value determinations.

Effective February 1, 2015, Meredith completed its acquisition of Shape magazine and related digital assets (collectively Shape). Shape is the women's active lifestyle category leader with content focusing on exercise, beauty, nutrition, health, fashion, wellness, and other lifestyle topics to help women lead a healthier, active lifestyle.

On June 19, 2015, Meredith completed the acquisition of Qponix, a leading shopper marketing data platform technology.

The results of these acquisitions have been included in the Company's consolidated operating results since their respective acquisition dates. The Company is in the process of obtaining third-party valuations of intangible assets; thus, the provisional measurements of intangible assets, goodwill, and deferred income tax balances are subject to change.

4. Inventories

Major components of inventories are summarized below. Of total net inventory values shown, 53 percent are under the last-in first-out (LIFO) method at September 30, 2015, and 52 percent at June 30, 2015.

(In thousands)	September 30, 2015	June 30, 2015
Raw materials	$10,662	$13,900
Work in process	14,884	12,053
Finished goods	2,346	2,428
	27,892	28,381
Reserve for LIFO cost valuation	(3,700)	(3,700)
Inventories	$24,192	$24,681

5. Intangible Assets and Goodwill

Intangible assets consist of the following:

	September 30, 2015			June 30, 2015
(In thousands)	Gross Amount	Accumulated Amortization	Net Amount	Gross Amount	Accumulated Amortization	Net Amount
Intangible assets subject to amortization
National media
Advertiser relationships	$18,610	$(6,538)	$12,072	$20,879	$(7,660)	$13,219
Customer lists	5,230	(3,133)	2,097	9,120	(6,679)	2,441
Other	19,425	(6,767)	12,658	20,675	(7,361)	13,314
Local media
Network affiliation agreements	229,309	(130,969)	98,340	229,309	(129,362)	99,947
Retransmission agreements	21,229	(4,339)	16,890	21,229	(3,454)	17,775
Other	1,214	(183)	1,031	1,212	(126)	1,086
Total	$295,017	$(151,929)	143,088	$302,424	$(154,642)	147,782
Intangible assets not subject to amortization
National media
Internet domain names			7,827			7,827
Trademarks			192,089			192,089
Local media
FCC licenses			624,684			624,684
Total			824,600			824,600
Intangible assets, net			$967,688			$972,382

Amortization expense was $4.8 million for the three months ended September 30, 2015. Annual amortization expense for intangible assets is expected to be as follows: $19.5 million in fiscal 2016, $18.0 million in fiscal 2017, $15.0 million in fiscal 2018, $12.2 million in fiscal 2019, and $11.8 million in fiscal 2020.

Changes in the carrying amount of goodwill were as follows:

Three months ended September 30,	2015			2014
(In thousands)	National Media	Local Media	Total	National Media	Local Media	Total
Balance at beginning of period	$932,471	$68,775	$1,001,246	$789,038	$51,823	$840,861
Acquisitions	(2,986)	—	(2,986)	—	(867)	(867)
Balance at end of period	$929,485	$68,775	$998,260	$789,038	$50,956	$839,994

6. Restructuring Accrual

During the first quarter of fiscal 2016, management committed to a performance improvement plan that included selected workforce reductions. In connection with this plan, the Company recorded pre-tax restructuring charges totaling $3.4 million for severance and related benefit costs related to the involuntary termination of employees. The majority of severance costs are being paid out over a twelve-month period. The plan affected approximately 45 employees. The Company also recorded $1.1 million in reversals of excess restructuring reserves accrued in prior fiscal years. The restructuring charge and credit for the reversal of excess restructuring reserves are recorded in the selling, general, and administrative line in the Condensed Consolidated Statements of Earnings.

Details of changes in the Company's restructuring accrual are as follows:

Three months ended September 30,	2015	2014
(In thousands)
Balance at beginning of period	$15,731	$13,545
Severance accruals	3,366	—
Cash payments	(3,705)	(4,986)
Reversal of excess accrual	(1,070)	—
Balance at end of period	$14,322	$8,559

7. Long-term Debt

Long-term debt consists of the following:

(In thousands)	September 30, 2015	June 30, 2015
Variable-rate credit facilities
Asset-backed bank facility of $100 million, due 10/21/2017	$80,000	$80,000
Revolving credit facility of $200 million, due 3/27/2019	105,000	77,500
Term loan due 3/27/2019	234,375	237,500

Private placement notes
3.04% senior notes, due 3/1/2016	50,000	50,000
3.04% senior notes, due 3/1/2017	50,000	50,000
3.04% senior notes, due 3/1/2018	50,000	50,000
Floating rate senior notes, due 12/19/2022	100,000	100,000
Floating rate senior notes, due 2/28/2024	150,000	150,000
Total long-term debt	819,375	795,000
Current portion of long-term debt	(65,625)	(62,500)
Long-term debt	$753,750	$732,500

In connection with the asset-backed bank facility, Meredith entered into a revolving agreement to sell all of its rights, title, and interest in the majority of its accounts receivable related to advertising and miscellaneous revenues to Meredith Funding Corporation, a special-purpose entity established to purchase accounts receivable from Meredith. At September 30, 2015, $175.2 million of accounts receivable net of reserves was outstanding under the agreement. Meredith Funding Corporation in turn may sell receivable interests to a major national bank. In consideration of the sale, Meredith receives cash and a subordinated note, bearing interest at the prime rate, 3.25 percent at September 30, 2015, from Meredith Funding Corporation. The agreement is structured as a true sale under which the creditors of Meredith Funding Corporation will be entitled to be satisfied out of the assets of Meredith Funding Corporation prior to any value being returned to Meredith or its creditors. The accounts of Meredith Funding Corporation are fully consolidated in Meredith's condensed consolidated financial statements.

In October 2015, we renewed our asset-backed bank facility for an additional two-year period on terms substantially similar to those previously in place. The renewed facility will expire in October 2017.

The Company holds interest rate swap agreements to hedge variable interest rate risk on the $250.0 million floating-rate senior notes and on $50.0 million of the term loan. The expiration of the swaps is as follows: $50.0 million in August 2018, $100.0 million in March 2019, and $150.0 million in August 2019. Under the swaps the Company will pay fixed rates of interest (1.36 percent on the swap maturing in August 2018, 1.53 percent on the swap maturing in March 2019, and 1.76 percent on the swaps maturing in August 2019) and receive variable rates of interest based on the one to three-month London Interbank Offered Rate (LIBOR) (0.22 percent on the swap maturing in August 2018, 0.33 percent on the swap maturing in March 2019, and 0.33 percent on the swaps maturing in August 2019 as of September 30, 2015) on the $300.0 million notional amount of indebtedness. The swaps are designated as cash flow hedges. The Company evaluates the effectiveness of the hedging relationships on an ongoing basis by recalculating changes in fair value of the derivatives and related hedged items independently.

Unrealized gains or losses on cash flow hedges are recorded in other comprehensive gain (loss) to the extent the cash flow hedges are effective. The amount of the swap that offsets the effects of interest rate changes on the related debt is subsequently reclassified into interest expense. Any ineffective portions on cash flow hedges are recorded in interest expense. No material ineffectiveness existed at September 30, 2015.

The fair value of the interest rate swap agreements is the estimated amount the Company would pay or receive to terminate the swap agreements. At September 30, 2015, the swaps had a fair value of $5.8 million liability. The Company is exposed to credit-related losses in the event of nonperformance by counterparties to the swap agreements. This exposure is managed through diversification and the monitoring of the creditworthiness of the counterparties. There was no potential loss that the Company would incur on the interest rate swaps if the counterparties were to fail to meet their obligations under the agreements at September 30, 2015. Given the strong creditworthiness of the counterparties, management does not expect any of them to fail to meet their obligations. Additionally, the concentration of risk with any individual counterparty is not considered significant at September 30, 2015.

8. Pension and Postretirement Benefit Plans

The following table presents the components of net periodic benefit costs:

Three months ended September 30,	2015	2014
(In thousands)
Pension benefits
Service cost	$2,977	$3,043
Interest cost	1,469	1,396
Expected return on plan assets	(2,746)	(2,759)
Prior service cost amortization	49	56
Actuarial loss amortization	157	169
Net periodic benefit costs	$1,906	$1,905

Postretirement benefits
Service cost	$25	$29
Interest cost	96	102
Prior service cost amortization	(107)	(108)
Actuarial gain amortization	(169)	(108)
Net periodic benefit credit	$(155)	$(85)

The amortization of amounts related to unrecognized prior service costs and net actuarial loss were reclassified out of other comprehensive income as components of net periodic benefit costs.

9. Earnings per Share

The following table presents the calculations of earnings per share:

Three months ended September 30,	2015	2014
(In thousands except per share data)
Net earnings	$11,029	$29,365
Basic average shares outstanding	44,612	44,459
Dilutive effect of stock options and equivalents	754	698
Diluted average shares outstanding	45,366	45,157
Earnings per share
Basic earnings per share	$0.25	$0.66
Diluted earnings per share	0.24	0.65

For the three months ended September 30, 2015 and 2014, antidilutive options excluded from the above calculations totaled 1.2 million (with a weighted average exercise price of $49.47) and 1.7 million (with a weighted average exercise price of $50.06), respectively.

10. Fair Value Measurements

We have estimated the fair value of our financial instruments using available market information and valuation methodologies we believe to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts that we would realize upon disposition.

The fair value hierarchy consists of three broad levels of inputs that may be used to measure fair value, which are described below:

•	Level 1	Quoted prices (unadjusted) in active markets for identical assets or liabilities;
•	Level 2	Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable;
•	Level 3	Assets or liabilities for which fair value is based on valuation models with significant unobservable pricing inputs and which result in the use of management estimates.

The following table sets forth the carrying value and the estimated fair value of the Company's financial instruments:

	September 30, 2015		June 30, 2015
(In thousands)	Carrying Value	Fair Value	Carrying Value	Fair Value
Broadcast rights payable	$22,251	$21,361	$7,774	$7,490
Long-term debt	819,375	821,353	795,000	797,121

The fair value of broadcast rights payable was determined using the present value of expected future cash flows discounted at the Company's current borrowing rate with inputs included in Level 3. The fair value of long-term debt was determined using the present value of expected future cash flows using borrowing rates currently available for debt with similar terms and maturities with inputs included in Level 2.

The following table sets forth the assets and liabilities measured at fair value on a recurring basis:

(In thousands)	September 30, 2015	June 30, 2015
Other assets
Interest rate swaps	$—	$1,139
Accrued expenses and other liabilities
Contingent consideration	800	800
Interest rate swaps	3,278	3,295
Other noncurrent liabilities
Contingent consideration	59,735	60,735
Interest rate swaps	2,498	—

The fair value of interest rate swaps is determined based on discounted cash flows derived using market observable inputs including swap curves that are included in Level 2. The fair value of the contingent consideration is determined based on probability-weighted discounted cash flow models that include significant inputs not observable in the market and thus represent Level 3 measurements.

Details of changes in the fair value of Level 3 contingent consideration are as follows:

Three months ended September 30,	2015	2014
(in thousands)
Balance at beginning of period	$61,535	$1,700
Change in present value of contingent consideration (1)	(1,000)	—
Balance at end of period	$60,535	$1,700

(1)    Change in present value of contingent consideration is recorded in the selling, general, and administrative expense line on the Condensed Consolidated Statements of Earnings and is comprised of changes in estimated earn out payments based on projections of performance and the amortization of the present value discount.

11. Financial Information about Industry Segments

Meredith is a diversified media company focused primarily on the home and family marketplace. On the basis of products and services, the Company has established two reportable segments: national media and local media. There have been no changes in the basis of segmentation since June 30, 2015. There are no material intersegment transactions.

There are two principal financial measures reported to the chief executive officer for use in assessing segment performance and allocating resources. Those measures are operating profit and EBITDA. Operating profit for segment reporting, disclosed below, is revenues less operating costs excluding unallocated corporate expenses. Segment operating expenses include allocations of certain centrally incurred costs such as employee benefits, occupancy, information systems, accounting services, internal legal staff, and human resources administration. These costs are allocated based on actual usage or other appropriate methods, primarily number of employees. Unallocated corporate expenses are corporate overhead expenses not directly attributable to the operating groups. In accordance with authoritative guidance on disclosures about segments of an enterprise and related information, EBITDA is not presented below.

The following table presents financial information by segment:

Three months ended September 30,	2015	2014
(In thousands)
Revenues
National media	$258,199	$246,326
Local media	126,467	124,858
Total revenues	$384,666	$371,184

Segment profit
National media	$22,803	$28,895
Local media	29,327	36,312
Unallocated corporate	(23,118)	(12,355)
Income from operations	29,012	52,852
Interest expense, net	(5,313)	(4,242)
Earnings before income taxes	$23,699	$48,610

Depreciation and amortization
National media	$4,565	$3,625
Local media	9,978	8,715
Unallocated corporate	537	429
Total depreciation and amortization	$15,080	$12,769